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                                                                    Exhibit 23.1

                          Independent Auditors' Consent

The Board of Directors
Verticalnet, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-72143, No. 333-89305, No. 333-76326, No. 333-46016 and No.
333-34222), in the Registration Statements on Form S-3 (No. 333-30254, No. 333-30408, No. 333-34860 and No. 333-76334) and in the Registration Statement on Form S-4 (No. 333-38170) of Verticalnet, Inc. of our report dated January 31, 2003, except as to Note 20, which is as of February 6, 2003, with respect to the consolidated balance sheets of Verticalnet, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, cash flows, shareholders' equity (deficit) and other comprehensive loss for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Verticalnet, Inc.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002.

                                    KPMG LLP

Philadelphia, Pennsylvania
April 14, 2003